EXHIBIT 10.10

CONFIDENTIAL

When recorded, please return to:

Pioneer Hi-Bred International, Inc.
c/o Courtney Chabot Dreyer
7250 N.W. 62nd Avenue
P.O. Box 1014
Johnston, Iowa 50131-1014

___________________________________________________________________________________________________________

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST is made effective the 31st day of December, 2014 between:

BORROWER:	S&W SEED COMPANY 25552 South Butte Avenue Five Points, California 93624

TRUSTEE:	TitleOne Corporation 1101 W. River Street, Suite 201 Boise, Idaho 83702

BENEFICIARY:	Pioneer Hi-Bred International, Inc. 7100 N.W. 62nd Avenue P.O. Box 1014 Johnston, Iowa 50131-1014

W I T N E S S E T H:

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Borrower hereby irrevocably grants, transfers, conveys and assigns to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, the real property commonly known as 9224 Lake Shore Drive, Nampa, Idaho and more particularly described as follows, which contains not more than eighty (80) acres or which is located within the legal boundaries of an incorporated city (the "Property"):

See Exhibit A attached hereto and made a part hereof by this reference.

TOGETHER WITH all rents, issues, profits, royalties, income and other benefits derived from the Property (collectively, the "Rents"), subject to the right, power and authority hereinafter given to Borrower to collect and apply such Rents;

TOGETHER WITH all leasehold estate, right, title and interest of Borrower in and to all leases or subleases covering the Property or any portion thereof now or hereafter existing or entered into, and all right, title, and interest of Borrower thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

TOGETHER WITH all interests, estate or other claims, both in law and in equity, which Borrower now has or may hereafter acquire in the Property;

TOGETHER WITH all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto;

TOGETHER WITH all right, title and interest of Borrower, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Property;

TOGETHER WITH any and all buildings and improvements now or hereafter erected on the Property, including but not limited to the fixtures, attachments, appliances, equipment, machinery and other articles attached to said buildings and improvements (the "Improvements");

TOGETHER WITH the rights hereinafter granted Beneficiary under this Deed of Trust with respect to the proceeds of insurance and awards made for the taking of eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Trust Estate, including without limitation any awards resulting from a change of grade of streets and awards for severance damages.

The entire estate, property and interest hereby conveyed to Trustee may be referred to herein as the "Trust Estate."

FOR THE PURPOSE OF SECURING:

  Payment of indebtedness of up to Fifteen Million Dollars and No/100ths ($15,000,000.00), as evidenced by that certain Promissory Note of even date herewith executed by Borrower and due and payable in full by December 31, 2017, which has been delivered to and is payable to the order of Beneficiary, and which by this reference is hereby made a part hereof, and any and all modifications, extensions and renewals thereof.

  The payment of interest, default interest, late charges and other sums, as provided in the Note, this Deed of Trust, that certain Security Agreement between the parties of even date herewith, that certain Mortgage between the parties of even date herewith for that certain real property commonly known as W8131 State Trunk Highway 60, Arlington, Wisconsin (the "Wisconsin Property"), or the other documents and instruments executed as further evidence of, as additional security for, or executed in connection with, the indebtedness evidenced by the Note (collectively, the "Loan Documents").

  The payment of all other monies agreed or provided to be paid by Borrower in the Note, this Deed of Trust or the other Loan Documents.

  The payment of all sums advanced pursuant to this Deed of Trust to protect and preserve the Property and the lien and the security interest created hereby.

  The payment of all sums advanced and costs and expenses incurred by Beneficiary in connection with the Secured Obligations (as defined below) or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Secured Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Beneficiary.

  The payment of all other sums that may hereafter be loaned or advanced by Beneficiary to Borrower.

  The performance of all other obligations of Borrower herein.

  The performance of each obligation of Borrower in the Loan Documents in addition to the payment of the Note.

  The performance of each obligation in the Loan Documents of any person guaranteeing the payment of the Note or any portion thereof or performance by Borrower of any terms of this Deed of Trust, if any.

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  The performance of each obligation of Borrower and any guarantor in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Deed of Trust or the other Loan Documents.

  The indebtedness, obligation and liabilities of Beneficiary described in Paragraphs A through J hereof are referred to herein as "Secured Obligations."

ARTICLE I
COVENANTS AND AGREEMENTS OF BORROWER

Borrower hereby covenants and agrees:

Section 1.01   Warranties of Title. Borrower has good, absolute and fee simple title to the Trust Estate, and Borrower is lawfully seized and possessed of the Trust Estate and every part thereof and has the right and authority to convey the Trust Estate as security for the obligations of Borrower secured hereby. The Property is free and clear of all easements, restrictions and covenants made, done or suffered by Borrower, that Borrower will own and have good and absolute title to all Improvements hereafter acquired, free and clear of all purchase money or other security interests or rights of any lessors thereto with the exception of the Subordinate Trust Deed that will be recorded in favor of Hudson Bay Capital Management LP. Borrower will forever warrant and defend the title to the Trust Estate unto the Beneficiary against all claims and demands of all persons whomsoever.

Section 1.02   Payment of Secured Obligations. To pay when due the principal of, and the interest on, the indebtedness evidenced by the Note, and the principal of, and interest on, all other Secured Obligations.

Section 1.03   Use of Property. The Property shall be used only as a seed production facility and related agricultural purposes and for no other use without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary's discretion.

Section 1.04   Performance of Other Obligations. Borrower shall perform, comply with, and abide by each and every one of the covenants, agreements and conditions contained and set forth in the Note, this Deed of Trust, and the other Loan Documents and shall comply with all laws, ordinances, rules, regulations and orders of any governmental authorities having jurisdiction over the Property that now or hereafter affect the Property or requires any alterations or improvements to be made thereon, and shall perform all of its obligations under any covenant, condition, restriction or agreement of record affecting the Property and shall insure that at all times the Property constitutes one or more legal lots capable of being conveyed without violation of any subdivision or platting laws, ordinances, rules or regulations, or other laws relating to the division or separation of real property.

Section 1.05   Maintenance, Repair, Alterations. To complete promptly and in good and workmanlike manner any Improvement which may be constructed on the Property and promptly restore in like manner any Improvement which may be damaged or destroyed thereon, and to pay when due all claims for labor performed and materials furnished therefor, to comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Trust Estate or any part thereof or requiring any alterations or improvements; not to commit or permit any waste or deterioration of the Trust Estate, and to keep the Trust Estate in good condition and repair, not to remove or substantially alter any such Improvements, once constructed or installed (except such alterations as may be required by laws, ordinances or regulations) or any of the Improvements without the prior written consent of Beneficiary; to keep and maintain abutting grounds, sidewalks, roads, bridges, walkways, parking and landscape areas in good and neat order and repair; not to commit, suffer or permit any act to be done in or upon the Trust Estate in violation of any law, ordinance or regulation.

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Section 1.06   Compliance with Laws. Borrower shall observe, abide by, and comply with all statutes, ordinances, laws, orders, requirements or decrees relating to the Property enacted, promulgated or issued by any federal, state, county or local governmental authority or any agency or subdivision thereof having jurisdiction over Borrower or the Property. Borrower shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning, variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to the Property or that have been granted to or contracted for by Borrower in connection with any existing, presently contemplated or future use of the Property.

Section 1.07   Hazardous Waste. Borrower at all times shall keep the Property and ground water of the Property free of Hazardous Materials (as defined below). Borrower shall not and shall not knowingly permit its tenants or any third party requiring the consent of Borrower to enter the Property, to use, generate, manufacture, treat, store, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property or the ground water of the Property in violation of any federal, regional, state, or local law, decision, statute, rule, ordinance or regulation currently in existence or hereinafter enacted or rendered (collectively the "Hazardous Waste Laws"). Borrower shall give Beneficiary prompt written notice of any claim by any person, entity, or governmental agency that a significant release or disposal of Hazardous Materials has occurred in, on, or under the Property in excess of legal limits. Borrower, through its professional engineers and at its cost, shall promptly and thoroughly investigate suspected Hazardous Materials contamination of the Property. Borrower shall forthwith remove, repair, clean up, and/or detoxify any Hazardous Materials found on the Property or in the ground water of the Property if such actions are required by Hazardous Waste Laws, and whether or not Borrower was responsible for the existence of the Hazardous Materials in, on or about the Property or the ground water of the Property. Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, by the Superfund Amendments and Reauthorization Act of 1986, The Hazardous Materials Transportation Act of 1994, The Resource Conservation and Recovery Act of 1976, as amended by The Used Oils Recycling Act of 1980, The Solid Waste Disposal Act amendment of 1984, The Toxic Substances Control Act, The Clean Air Act, The Clean Water Act, Idaho Environmental Protection and Health Act (Idaho Code §§  39-101 to 39-130), Idaho Radiation and Nuclear Material Act (Idaho Code §§  39-3001 to 39-3030), Idaho Water Quality Act (Idaho Code §§  39-3601 to 39-3639), Idaho Hazardous Waste Management Act (Idaho Code §§  39-4401 to 39-4432), Idaho Hazardous Substance Emergency Response Act (Idaho Code §§  39-7101 to 39-7115), Idaho Petroleum Clean Water Trust Fund Act (Idaho Code §§  41-4901 to 41-4948), Idaho Land Reclamation Act (Idaho Code §§  39-7201 to 39-7210), Idaho Solid Waste Facilities Act (Idaho Code §§  39-7401 to 39-7420), Idaho Sale and Disposal of Batteries Act (Idaho Code §§  39-7001 to 39-7004), Idaho PCB Waste Disposal Act (Idaho Code §§  39-6201 to 39-6216) or in any other Hazardous Waste Laws. Hazardous materials shall not include small quantities of paints, solvents, lubricants or cleaning materials used in the maintenance or operation of the Property. In addition, Borrower shall not put any underground storage tanks on the Real Property. Liability under this Section 1.07 and similar provisions in this Deed of Trust and the other Loan Documents concerning Hazardous Materials shall survive repayment of the Note and satisfaction of this Deed of Trust. The burden of proof under this section with regard to establishing the date upon which any Hazardous Material was placed or appeared in, on, or under the Property shall be upon Borrower.

The representations, warranties, covenants, agreements, undertakings, and indemnification obligations of Borrower contained in this Section 1.07 are expressly subject to, limited and controlled by, the representations, warranties, covenants, agreements and indemnification obligations of Beneficiary contained in the Asset Purchase and Sale Agreement entered into between the parties in connection with the sale and transfer of the Property ("APSA"), including but not limited to Sections 2.1(d)(ii), 3.13, 5.17, 9.1, 9.3, 9.4, 9.5, 9.6, 9.7 and 9.9 thereof. In the event of any conflict between the provisions of this Section 1.07 of the Deed of Trust and the above-referenced provisions of the APSA, the APSA shall govern.

Section 1.08   Maintenance of Permits. Borrower shall obtain, keep, and constantly maintain in full force and effect during the entire term of this Deed of Trust all certificates, licenses and permits necessary
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to keep the Property operating as a seed production facility. Except as specifically provided for in this Deed of Trust, Borrower shall not assign, transfer or in any manner change such certificates, licenses or permits without first receiving the written consent of Beneficiary.

Section 1.09   Insurance. Borrower shall keep the improvements on the Property insured against a loss or damage occasioned by fire, extended coverage perils and such other hazards as Beneficiary may require, without co-insurance, through insurers approved by Beneficiary, in the amount of the full replacement value of the improvements on the Property. Borrower shall pay the insurance premiums when due. The policies shall contain the standard mortgage clause in favor of Beneficiary, and evidence of all policies covering the Property shall be provided to Beneficiary. Borrower shall promptly give notice of loss to insurance companies and Beneficiary. Unless Borrower and Beneficiary otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, provided the Beneficiary deems the restoration or repair to be economically feasible.

Section 1.10   Condemnation. Should the Property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor (collectively, "Claims") and shall be entitled at its option to commence, appear in and prosecute in its own name any action or proceedings, or to make a compromise or settlement, in connection with such taking or damage. All proceeds of the Claims assigned to Beneficiary under this Section shall be paid to Beneficiary. In each instance, Beneficiary shall apply those proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees. Borrower further authorizes Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, and regardless of whether there is any impairment of the Property, (i) to apply the balance of such proceeds, or any portion of them, to pay or prepay some or all of the Secured Obligations in such order or proportion as Beneficiary may determine, or (ii) to hold the balance of such proceeds, or any portion of them, in an interest-bearing account to be used for the cost of reconstruction, repair or alteration of the Property, or (iii) to release the balance of such proceeds, or any portion of them, to Borrower. If any proceeds are released to Borrower, neither Beneficiary nor Trustee shall be obligated to see to, approve or supervise the proper application of such proceeds. If the proceeds are held by Beneficiary to be used to reimburse Borrower for the costs of restoration and repair of the Property, the Property shall be restored to the equivalent of its original condition, or such other condition as Beneficiary may approve in writing. Beneficiary may, at Beneficiary's option, condition disbursement of the proceeds on Beneficiary's approval of such plans and specifications prepared by an architect satisfactory to Beneficiary, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen, and such other evidence of costs, percentage of completion of construction, application of payments, and satisfaction of liens as Beneficiary may reasonably require.

Section 1.11   Indemnification; Subrogation; Waiver of Offset.

  Subject to the indemnification obligations of the Beneficiary contained in the APSA, if Beneficiary is made a party defendant to any litigation concerning this Deed of Trust or the Trust Estate or any part thereof or interest therein, or the occupancy thereof by Borrower, then Borrower shall indemnify, defend and hold Beneficiary harmless from all liability by reason of said litigation, including reasonable attorney fees and expenses incurred by Beneficiary in any such litigation, whether or not any such litigation is prosecuted to judgment. If Beneficiary commences an action against Borrower to enforce any of the terms hereof or because of the breach by Borrower of any of the terms hereof, or for the recovery of any Secured Obligations, Borrower shall pay to Beneficiary reasonable attorney fees and expenses, and the right to such attorney fees and expenses shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. If Borrower breaches any term of this Deed of Trust, Beneficiary may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Borrower, Borrower shall pay Beneficiary reasonable attorney fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Borrower by reason of breach.

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  Borrower waives any and all right to claim or recovery against Beneficiary, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Trust Estate, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

  All sums due and payable by Borrower hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or the Improvements or any part thereof by title paramount or otherwise; or (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; whether or not Borrower shall have notice or knowledge of any of the foregoing.

Section 1.12   Taxes and Imposition.

  Borrower agrees to pay when due and prior to delinquency all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Trust Estate, or become due and payable, and which create, may create or appear to create a lien upon the Trust Estate, or any part thereof (all of which taxes, assessments and other governmental charges of like nature are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Borrower must pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

  If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Trust Estate in lieu of or in addition to the Impositions payable by Borrower pursuant to subparagraph (a) hereof, or (ii) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding Secured Obligations, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in subparagraph (a) hereof, and Borrower shall pay and discharge the same as herein provided with respect to the payment of Impositions, or at the option of Beneficiary, all Secured Obligations, together with all accrued interest thereon, shall immediately become due and payable. Anything to the contrary herein notwithstanding, Borrower shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Beneficiary or on the Secured Obligations.

  Borrower shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Borrower's covenant to pay any such Imposition at the time and in the manner provided in this section, unless Borrower has given prior written notice to Beneficiary of Borrower's intent to so contest or object to any Imposition, and unless at Beneficiary's sole satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Trust Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Borrower shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary; or (iii) Borrower shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings.

Section 1.13   Utilities. To pay when due all utility charges which are incurred by Borrower for the benefit of the Trust Estate or which may become a charge or lien against the Trust Estate for gas, electricity,
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water or sewer services furnished to the Trust Estate and all other assessments or charges of a similar nature, whether public or private, affecting the Trust Estate or any portion thereof, whether or not such taxes, assessments or charges are liens thereon.

Section 1.14   Actions Affecting Trust Estate. To appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and attorney fees, in any such action or proceeding in which Beneficiary or Trustee may appear.

Section 1.15   Actions by Trustee and/or Beneficiary to Preserve Trust Estate. That should Borrower fail to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Beneficiary and/or Trustee, each in its own discretion (and in the exercise of good faith), without obligation so to do and without notice to or demand upon Borrower and without releasing Borrower from any obligation, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof. In connection therewith (without limiting their general powers), Beneficiary and/or Trustee shall have and are hereby given the right, but not the obligation, (i) to enter upon and take possession of the Trust Estate; (ii) to make necessary additions, alterations, repairs and improvements to the Trust Estate which they or either of them may consider necessary or proper to keep the Trust Estate in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Deed of Trust or be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including employment of counsel or other necessary or desirable consultants. Borrower shall, immediately upon demand therefor by Beneficiary, pay all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including without limitation costs of evidence of title, court costs, appraisals, surveys and attorney fees.

Section 1.16   Survival of Warranties. To fully and faithfully satisfy and perform during the term of the Note and any extensions thereof the obligations of Borrower contained in the Loan Documents.

Section 1.17   Appointment of Successor Trustee. That Beneficiary may, from time to time, by a written instrument, mailed to Borrower and recorded in the county in which the Trust Estate is located and by otherwise complying with the provisions of the applicable law of the State of Idaho (including the mailing to Borrower by registered or certified mail of a copy of such instrument) substitute a successor or successors to the Trustee named herein or acting hereunder.

Section 1.18   Successors and Assigns. That this Deed of Trust applies to, inures to the benefit of and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Beneficiary" shall mean the owner and holder of the Loan Documents, including without limitation the holder of the Note, or of any undivided interest therein, and including all participants in said loan to Borrower holding certificates of participation in said Note, whether or not named as Beneficiary herein.

Section 1.19   Inspections. That Beneficiary, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon or in any part of the Trust Estate for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform under the terms of any of the Loan Documents.

Section 1.20   Liens. Borrower agrees to pay and promptly discharge, at Borrower's cost and expense, all liens, encumbrances and charges upon the Trust Estate, or any part thereof or interest therein. Borrower shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Borrower shall first deposit with Beneficiary a bond or other security satisfactory to Beneficiary in such amounts as Beneficiary shall reasonably require, but not more than one and one-half (i.e. 150%) of the amount of the claim, provided further, that Borrower shall thereafter diligently proceed to cause such lien,
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encumbrance or charge to be removed and discharged. If Borrower shall fail to discharge, or post appropriate bond to protect against, any such lien, encumbrance or charge within thirty (30) days of written demand by Beneficiary, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law.

Section 1.21   Trustee's Powers. At any time, or from time to time, without liability therefor and upon written notice to Borrower, upon written request of Beneficiary and presentation of this Deed of Trust and the Note secured hereby for endorsement, and without affecting the personal liability of any person for payment of the Secured Obligations or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may (i) reconvey any part of said Trust Estate, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement or creating any restriction thereof, (iv) or join in any extension agreement or any agreement subordinating the lien or charge hereof.

Section 1.22   Beneficiary's Powers. Without affecting the liability of any other person liable for the payment of the Secured Obligations, and without affecting the lien or charge of this Deed of Trust upon any portion of the Property not then or theretofore released as security for the Secured Obligations, Beneficiary may from time to time (i) release any other person so liable, (ii) extend the maturity or alter any of the terms of any of the Secured Obligations, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Estate, (v) take or release any other or additional security for the Secured Obligations, or (vi) make compositions or other arrangements with debtors in relation thereto.

Section 1.23   Further Assurances. Borrower will, from time to time, at Beneficiary's reasonable request, execute supplementary security agreements, trust deeds or equivalent security or lien instruments and other instruments of further assurance with respect to the Trust Estate or any part thereof, provided that no additional liability shall be incurred by Borrower in such event which shall be inconsistent with the provisions of the Loan Documents.

ARTICLE II
ASSIGNMENT OF RENTS, ISSUES AND PROFITS

Section 2.01   Assignment of Rents. Borrower hereby assigns and transfers to Beneficiary all the current and future Rents, issues and profits of the Trust Estate, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such Rents, issues and profits in the event of a default by the Borrower in any of the terms and conditions hereof or of any of the Loan Documents. Borrower irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary at any time and from time to time, in the exercise of good faith, to demand, receive, and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Borrower or Beneficiary, for all such Rents, issues and profits and apply the same to the Secured Obligations; provided, however, that Borrower shall have the right to collect such Rents, issues and profits (but not more than two months in advance) prior to or at any time there is not an event of default under any of the Loan Documents. The assignment of the Rents, issues and profits of the Trust Estate in this Article II is intended to be an absolute assignment from Borrower to Beneficiary and not merely the passing of a security interest. The Rents, issues and profits are hereby assigned absolutely by Borrower to Beneficiary contingent only upon the occurrence of an event of default under any of the Loan Documents. Borrower hereby authorizes Trustee and/or Beneficiary to file and/or record such financing statements, security agreements or other security documents as Trustee and/or Beneficiary may deem necessary or appropriate to perfect its security interest in the Rents, issues and profits of the Trust Estate.

Section 2.02   Collection Upon Default. Upon any event of default under any of the Loan Documents, Beneficiary may, upon written notice to Borrower and upon the expiration of any period provided for the cure of any default, and at any time thereafter, either in person, by agent or by a receiver appointed by a
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court, and without regard to the adequacy of any security for the Secured Obligations, enter upon and take possession of the Trust Estate, or any part thereof, in its own name sue for or otherwise collect such Rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney fees, upon the Secured Obligations, and in such order as Beneficiary may determine. The collection of such Rents, issues and profits, or the entering upon and taking possession of the Trust Estate, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

ARTICLE III
SECURITY AGREEMENT AND FIXTURE FILING

Section 3.01   Lien. The parties acknowledge that some of the Trust Estate may be determined under applicable law to be personal property or fixtures. To the extent that any portion of the Trust Estate may be or be determined to be fixtures or personal property, Borrower as debtor hereby grants Beneficiary as secured party a security interest in all of Borrower's right, title and interest in all such fixtures or personal property, whether now owned or existing or hereafter acquired, to secure payment and performance of the obligations secured hereunder. This Deed of Trust constitutes a security agreement under the Uniform Commercial Code of Idaho covering all such fixtures and personal property.

Section 3.02   Financing Statements. Borrower hereby authorizes Beneficiary to file, on behalf of Borrower and without its signature, one or more financing statements and such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary's security interest in any portion fo the Trust Estate. Borrower shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices. In case Borrower fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Borrower hereby irrevocably appoints Beneficiary as its true and lawful attorney-in-fact which power of attorney is coupled with an interest to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

Section 3.03   Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code in the State of Idaho, as amended or recodified from time to time, covering any portion of the Trust Estate which now is or later may become fixtures attached to the Property. The description of the Trust Estate in this Deed of Trust includes goods which are or are to become fixtures on the Property. For this purpose, the respective addresses of Borrower, as debtor, and Beneficiary, as secured party, from which information concerning the security interest may be obtained, are as set forth in the preambles of this Deed of Trust.

ARTICLE IV
REMEDIES UPON DEFAULT

Section 4.01   Events of Default. Time is of the essence hereof. Any of the following events shall be deemed an event of default hereunder:

  Default shall be made in the payment of any installment of interest or in the payment of principal under the Note or any other obligation secured hereby when due and the failure of Borrower to cure the same for ten (10) or more days;

  Borrower shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for
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  debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Borrower or of all or any part of the Trust Estate, or of any or all of the royalties, revenues, Rents, issues or profits thereof, or shall make any general assignment for the benefit or creditors, or shall admit in writing its inability to pay its debts generally as they become due;

  A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for sixty (60) days from the first date of entry thereof; or any trustee, receiver or liquidator or Borrower of all or any part of the Trust Estate, or of any or all of the royalties, revenues, Rents, issues or profits thereof, shall be appointed without the consent or acquiescence of Borrower and such appointment shall remain unvacated and unstayed for sixty (60) days;

  A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Trust Estate, or any judgment involving monetary damages shall be entered against Borrower which shall become a lien on the Trust Estate or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or

  There has occurred a breach of or event of default under any term, covenant, agreement, condition, provisions, representation or warranty contained in any of the Loan Documents or any part thereof, not referred to in this section, and the failure of Borrower to cure the same following thirty (30) days' written notice to Borrower; provided that if no notice or cure period is provided for the Event of Default in any of the Loan Documents, no notice or cure period shall be required herein.

Section 4.02   Acceleration Upon Default; Additional Remedies. In the event of any event of default, Beneficiary may declare all Secured Obligations to be immediately due and payable and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind. Thereafter, Beneficiary may:

  Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts which it deems, in the exercise of good faith, necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rents, issues and profits thereof, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including attorney fees, upon any indebtedness secured hereby, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Estate, the collection of such Rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default after written notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Trust Estate or the collection, receipt and application of Rents, issues or profits, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any event of default, including the right to exercise the power of sale;

  Commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof and in case of any judicial sale of the Trust Estate, or any part thereof, the Property may be sold in one parcel and as one entity or in such parcels, manner or order as the Beneficiary, in its sole discretion, may elect;

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  Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause Borrower's interest in the Trust Estate to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record in the official records of the county in which the Trust Estate is located.

  The waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

Section 4.03   Foreclosure by Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

  Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Borrower such notice of default and election to sell as then required by law and by this Deed of Trust. Trustee shall, without demand on Borrower, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, but subject to any statutory right of Borrower to direct the order in which such property, if consisting of several known lots or parcels, shall be sold, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including without limitation, Borrower, Trustee or Beneficiary, may purchase at such sale and Borrower hereby covenants to warrant and defend the title of such purchaser or purchasers.

  After deducting all costs, fees and expenses of Trustee and of this Trust, including costs of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the rate provided in the Note; all other obligations then secured hereby and the remainder, if any, to the person or persons legally entitled thereto in accordance with law.

  Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

Section 4.04   Foreclosure as Mortgage. Should Beneficiary elect to foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property, Beneficiary shall be entitled to recover in such proceeding all costs and expenses incident thereto (including costs on appeal), including a reasonable attorney fee (including an attorney fee on appeal) in such amount as shall be fixed by the court. Beneficiary shall be entitled to possession of the Trust Estate during any redemption period allowed under the laws of the State of Idaho.

Section 4.05   Appointment of Receiver. If an event of default shall have occurred and be continuing, Beneficiary, as a matter of right and without notice to Borrower or anyone claiming under Borrower, and without regard to the then value of the Trust Estate or the interest of Borrower therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and Borrower hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of Beneficiary in case of entry as
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provided in Section 4.02(a) and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Estate unless such receivership is sooner terminated.

Section 4.06   Remedies Not Exclusive. Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any Secured Obligations and to exercise all rights and powers under this Deed of Trust or under any Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, guaranty, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other security now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and either of them may pursue inconsistent remedies. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as a waiver of such right.

Section 4.07   Request for Notice. Borrower hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth in the first paragraph of this Deed of Trust, in addition to written notifications required by other provisions hereof.

ARTICLE V
MISCELLANEOUS

Section 5.01   Governing Law. This Deed of Trust shall be governed by the laws of the State of Idaho. In the event that any provision or clause of any of the Loan Documents conflicts with applicable laws, such conflicts shall not affect other provisions of such Loan Documents which can be given effect without the conflicting provision, and to this end the provisions of the Loan Documents are declared to be severable. The terms and provisions of the Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

Section 5.02   Limitation of Interest. It is the intent of Borrower and Beneficiary in the execution of this Deed of Trust the Note and all other Loan Documents to contract in strict compliance with the laws of the State of Idaho governing the Secured Obligations. In furtherance thereof, Beneficiary and Borrower stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Idaho governing the loan evidenced by the Note. Borrower or any guarantor, endorser, or other party now or hereafter becoming liable for the payment of the Note shall never be liable for unearned interest on the Note and shall never be required to pay interest on the Note at a rate in excess of the maximum interest that may be lawfully charged under the laws of the State of Idaho and the provisions of this section shall control over all other provisions of the Note and any other Loan Documents executed in connection herewith which may be in apparent conflict herewith. In any event, if any holder of the Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on the Note to a rate in excess of that permitted to be charged by the laws of the State of Idaho, all such sums deemed to constitute interest in excess of the legal rate shall be immediately returned to the Borrower upon such determination.

DEED OF TRUST	PAGE 12 OF 17

Section 5.03   Statements by Borrower. Borrower, within ten (10) days after being given notice by mail, will furnish to Beneficiary a written statement stating the unpaid principal of and interest on the Note and any other obligations secured by this Deed of Trust and stating whether any offset or defense exists against such Secured Obligations.

Section 5.04   Reconveyance by Trustee. Upon written request of Beneficiary stating that all Secured Obligations have been paid and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention and upon payment by Borrower of Trustee's fees, Trustee shall reconvey to Borrower, or the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

Section 5.05   Notices. Whenever Beneficiary, Borrower or Trustee shall desire or be required to give or serve any notice, demand, request or other communication with respect to this Deed of Trust, each such notice, demand, request or other communication shall be in writing and shall be effective only if the same is delivered by personal service or mailed by registered mail, postage prepaid, return receipt requested, addressed to the address set forth at the beginning of this Deed of Trust. Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

Section 5.06   Acceptance by Trustee. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

Section 5.07   Captions. The captions or headings at the beginning of each section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

Section 5.08   Invalidity of Certain Provisions. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Secured Obligations, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially secured portion of the Borrower's obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Borrower's obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Borrower's obligations which are not secured or fully secured by the lien of this Deed of Trust.

Section 5.09   Subrogation. To the extent that proceeds of the Note are used to pay any outstanding lien, charge or prior encumbrance against the Trust Estate, such proceeds have been or will be advanced by Beneficiary at Borrower's request, and Beneficiary shall be subrogated to any and all rights and liens owned by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

Section 5.10   No Merger. If both the lessor's and lessee's estates under any lease or any portion thereof which constitutes a part of the Trust Estate shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger, and in such event, Beneficiary shall continue to have and enjoy all the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien created by this Deed of Trust on the Trust Estate pursuant to the provisions hereof, any leases or subleases then existing and created by Borrower shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such tenant or subtenant.

Section 5.11   Transfer of Interest. Should Borrower sell, convey, transfer, assign, lease, encumber, or in any other manner, dispose of the Trust Estate or any part thereof, or turn over the possession,
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management or operation of the Trust Estate to any person, firm or corporation, or sell, convey, transfer, encumber, or dilute more than fifty percent (50%) of the current outstanding capital or ownership of the Borrower, or agree to do the same, without prior written consent of the Beneficiary, then Beneficiary shall have the right at its option to declare all Secured Obligations immediately due and payable. Consent to any such transaction shall not be deemed to be consent or waiver of the necessity of consent to any other transaction. If Beneficiary consents to any such transaction and/or to assumption Secured Obligations, Borrower shall not be released from any Secured Obligations. Upon the occurrence of any sale, conveyance, or transfer of the Trust Estate, in addition to the consent required aforesaid, Beneficiary shall be paid a reasonable service charge for changing its records to reflect such transaction.

Section 5.12   Cross-Collateralization. Any collateral under the Loan Documents, including, without limitation, the Property and the Wisconsin Property, shall be deemed to be collateral for any and all obligations evidenced by any and all Loan Documents, including without limitation the Secured Obligations, now existing or hereafter arising, and Beneficiary shall have the right to exercise any and all remedies available to it in order to realize upon some or all of such collateral to satisfy some or all of such obligations in the event of any default by Borrower.

Section 5.13   Conflict. In the event of a conflict between the provisions of this Deed of Trust and any other Loan Document, the provisions of this Deed of Trust shall control.

[end of text; signature page follows]
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IN WITNESS WHEREOF, Borrower has executed this Deed of Trust as of the day and year first written above.

BORROWER: S&W Seed Company, a Nevada corporation

By: _____________________________

Name: __________________________

Title: _________________________

STATE OF ___________________)

) ss

County of ___________________)

On this ____ day of _______________, 2014, before me, a Notary Public in and for the State, personally appeared _____________________, known or identified to me to be the__________________ of S&W Seed Company, a Nevada corporation, the person who subscribed said corporation's name to the foregoing instrument, and acknowledged to me that s/he executed the same in said corporations's name.

S E A L	______________________________________________ Notary Public for __________________________ Residing at: ________________________________ My Commission Expires on ________________________

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EXHIBIT A

Legal Description

Parcel I:

The West 220 feet of the East 1022 feet of the Southeast quarter of the Northeast quarter of Section 16, Township 2 North, Range 2 West, Boise Meridian, Canyon County, Idaho; and

A portion of the Southeast quarter of the Northeast quarter of Section 16, Township 2 North, Range 2 West of the Boise Meridian, Canyon County, Idaho, being more particularly described as follows:

Commencing at the Southeast corner of said Southeast quarter of the Northeast quarter of Section 16; thence

South 89°55'04" West along the South line of said Southeast quarter of the Northeast quarter a distance of 1022.00 feet to the True Point of Beginning; thence continuing

South 89°55'04" West along said South line, a distance of 30.00 feet to a point; thence

North on a line parallel to the East line of said Southeast quarter of the Northeast quarter of Section 16, a distance of 190.00 feet to a point; thence

North 89°55'04" East, along a line parallel with the South line of said Southeast quarter of the Northeast quarter, a distance of 30.00 feet; thence

South along a line parallel to the East line of said Southeast quarter of the Northeast quarter, a distance of 190.00 feet to the True Point of Beginning.

Parcel II:

A parcel of land located in the Southeast quarter of the Northeast quarter of Section 16, Township 2 North, Range 2 West of the Boise Meridian, Canyon County, Idaho, and is more particularly described as follows:

Commencing at the East quarter corner of said Section 16, being a P.K. Nail and the centerline intersection of Lake Shore Drive and 12th Avenue South; thence

South 89°55'04" West along the South line of said Southeast quarter of the Northeast quarter, and the centerline of Lake Shore Drive, a distance of 1022.00 feet to a P.K. Nail, being the True Point of Beginning; thence continuing

South 89°55'04" West along said South line of the Southeast quarter of the Northeast quarter and the centerline of Lake Shore Drive, a distance of 300.20 feet to the Southwest corner of said parcel, being a 5/8 inch steel pin, from whence a 1/2 inch steel pin bears

North 0°06'20" West, a distance or 33.00 feet; thence leaving said South line of the Southeast quarter of the Northeast quarter and the centerline of Lake Shore Drive

North 0°06'20" West, along the West line of said Southeast quarter of the Northeast quarter, a distance of 1324.04 feet to the Northwest corner of said parcel being a 5/8 inch steel pin, and the Northeast 1/16 corner of said Section 16; thence

North 89°55'27" East along the North line of said Southeast quarter of the Northeast quarter, a distance of 302.64 feet to the Northeast corner of said parcel, being a 1/2 inch steel pin; thence

South and parallel with the East line of said Southeast quarter of the Northeast quarter, a distance of 1324.01 feet to the True Point of Beginning.

Excepting Therefrom:

A portion of the Southeast quarter of the Northeast quarter of Section 16, Township 2 North, Range 2 West of the Boise Meridian, Canyon County, Idaho, being more particularly described as follows:

Commencing at the Southeast corner of said Southeast quarter of the Northeast quarter of Section 16; thence

South 89°55'04" West along the South line of said Southeast quarter of the Northeast quarter a distance of 1022.00 feet to the True Point of Beginning; thence continuing

South 89°55'04" West along said South line, a distance of 30.00 feet to a point; thence

North on a line parallel to the East line of said Southeast quarter of the Northeast quarter of Section 16, a distance of 190.00 feet to a point; thence

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North 89°55'04" East, along a line parallel with the South line of said Southeast quarter of the Northeast quarter, a distance of 30.00 feet; thence

South along a line parallel to the East line of said Southeast quarter of the Northeast quarter, a distance of 190.00 feet to the True Point of Beginning.

DEED OF TRUST	PAGE 17 OF 17